EXECUTION

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of February, 2007, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “Lehman Brothers Holdings”) and INDYMAC BANK, F.S.B., a Federal Savings Bank (the “Servicer”), and acknowledged by AURORA LOAN SERVICES LLC, a Delaware limited liability company (“Aurora”), and U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as trustee under the Trust Agreement (as defined herein) (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (“LBB”) acquired the mortgage loans identified on Exhibit D hereto (the “Serviced Mortgage Loans”), which are certain fixed rate conventional, first lien, residential mortgage loans, from the Servicer, which mortgage loans were either originated or acquired by the Servicer.

WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer pursuant to the Seller’s Warranties and Servicing Agreement between LBB and the Servicer, dated as of July 1, 2003, for Conventional Residential Fixed and Adjustable Rate Mortgage Loans, and amended as of December 29, 2004 and June 28, 2006 (the “SWSA”) attached hereto as Exhibit B.

WHEREAS, pursuant to an Assignment and Assumption Agreement, dated February 1, 2007 (the “Assignment and Assumption Agreement”) annexed as Exhibit C hereto, the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the mortgage loans currently serviced under the SWSA and assumed for the benefit of each of the Servicer and the Bank the rights and obligations of the Bank as owner of such mortgage loans pursuant to the SWSA.

WHEREAS, the Seller has conveyed the Serviced Mortgage Loans to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO” or the “Depositor”), which in turn has conveyed the Serviced Mortgage Loans to the Trustee, pursuant to a trust agreement, dated as of February 1, 2007 (the “Trust Agreement”), among the Trustee, Aurora, as master servicer (“Aurora,” and, together with any successor master servicer appointed pursuant to the provisions of the Trust Agreement, the “Master Servicer”) and SASCO.

WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless of whether such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2. Custodianship. The parties hereto acknowledge that Deutsche Bank National Trust Company will act as custodian of the Servicing Files for the Trustee pursuant to a Custodial Agreement, dated February 1, 2007, between Deutsche Bank National Trust Company and the Trustee.

3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

4. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 4.05 and Section 5.01 of the SWSA, the remittance on March 19, 2007 to the Trust Fund is to include principal due after February 1, 2007 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c), (d) and (e) of Section 5.01 of the SWSA.

5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the LMT 2007-2 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as the Seller under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 10.01 of the SWSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Seller under the SWSA and in connection with the performance of the Master Servicer’s duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by the Servicer in Section 3.02 of the SWSA hereby restated as of the date of the SWSA) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CO  80124
Mail Stop Code - 3195
Attn: Jerald W. Dreyer- Master Servicing
           LMT 2007-2
Tel: 720-945-3422

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

The Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
                             Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: LMT 2007-2

All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Structured Finance - LMT 2007-2
Telephone: (617) 603-6409
Facsimile: (617) 603-6638

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller, at the following address:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 6th Floor
New York, New York 10019
Attention: Leslee Gelber
Telephone: (212) 526-5861
E-mail: lgelber@lehman.com

All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller

By: /s/ Ellen V. Kiernan Name: Ellen V. Kiernan Title: Authorized Signatory

INDYMAC BANK, F.S.B., as Servicer

By: /s/ Jill Jacobson Name: Jill Jacobson Title: Vice President
Acknowledged:

AURORA LOAN SERVICES LLC, as Master Servicer

By: /s/ Linda Sherman Name: Linda Sherman Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:/s/ David Duclos Name: David Duclos Title: Vice President

EXHIBIT A

Modifications to the SWSA

1.
Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement.

2.	The definition of “Determination Date” in Article I is hereby amended and restated in its entirety to read as follows:

Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the succeeding Business Day.

3.	The definition of “Eligible Investments” in Article I is hereby amended and restated in its entirety to read as follows:

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

4.	A definition of “Ginnie Mae” is hereby added to Article I to immediately follow the definition of “Freddie Mac,” to read as follows:

Ginnie Mae: The Government National Mortgage Association, or any successor thereto.

5.	The definition of “Mortgage Loan” is hereby amended and restated in its entirety to read as follows:

Mortgage Loan: An individual servicing retained Mortgage Loan which has been purchased from the Servicer by Lehman Brothers Bank, FSB and is subject to this Agreement being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the monthly reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

6.	The definition of “Mortgage Loan Schedule” in Article I is hereby amended and restated in its entirety to read as follows:

Mortgage Loan Schedule: The schedule of Mortgage Loans attached as Exhibit C to this Agreement setting forth certain information with respect to the Mortgage Loans purchased from the Servicer by Lehman Brothers Bank, FSB pursuant to the SWSA.

7.	The definition of “Qualified Depository” in Article I is hereby amended and restated in its entirety to read as follows:

Qualified Depository: Any of (i) a federal or state-chartered depository institution or trust company the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” by Standard & Poor’s, or whose long-term unsecured debt obligations are rated at least “AA-” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement , or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, which has corporate trust powers, acting in its fiduciary capacity, or (iii) Lehman Brothers Bank, F.S.B., a federal savings bank.

8.	A new definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository”, to read as follows:

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b) provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d) provide that the Servicer’s interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

(e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

9.	A new definition of “Realized Loss” is added to Article I immediately following the definition of “Rating Agency” to read as follows:

Realized Loss: With respect to each Liquidated Mortgage Loan (as defined in the Trust Agreement), an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Company with respect to such Mortgage Loan (other than Monthly Advances of principal) including expenses of liquidation.

10.	The definition of “Regulation AB” in Article I is hereby amended and restated in its entirety to read as follows:

Regulation AB: Subpart 229.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

11.	The definition of “Servicing Fee Rate” in Article I is hereby amended and restated in its entirety to read as follows:

Servicing Fee Rate: 0.25% per annum.

12.	The parties acknowledge that the fourth paragraph of Section 2.02 (Books and Records; Transfers of Mortgage Loans) shall be inapplicable to this Agreement.

13.	The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superseded by the provisions of the Custodial Agreement.

14.	A new Section 3.01(p) is hereby added to read as follows:

Additional Representations and Warranties of the Company. Except as disclosed in writing to the Seller, the Master Servicer, the Depositor and the Trustee prior to the Closing Date:  (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Company or any Subservicer with any party listed on Exhibit L hereto."

15.	Four new paragraphs are hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (h) and (k) are hereby restated as of the Closing Date and shall survive the engagement of the Company to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Company and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer. Upon discovery by either the Company, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Master Servicer’s option, assign the Company’s rights and obligations under this Agreement (or respecting the affected Loans) to a successor servicer selected by the Master Servicer with the prior consent and approval of the Trustee. Such assignment shall be made in accordance with Section 12.01.

In addition, the Company shall indemnify (from its own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Company or notice thereof by the Trustee or Master Servicer to the Company, (ii) failure by the Company to cure such breach within the applicable cure period, and (iii) demand upon the Company by the Trustee or the Master Servicer for compliance with this Agreement.

16.	Section 3.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser”.

17.	Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second and third sentences thereof.

18.	Section 3.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans”.

19.	Section 3.01(i) (Selection Process), Section 3.01(l) (Sale Treatment), and Section 3.01(n) (No Brokers’ Fees) shall be inapplicable to this Agreement.

20.	Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

(i) by deleting the first, second, third and fourth sentences of the second paragraph of such section and replacing it with the following:

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, further, that upon the full release or discharge, the Company shall notify the related Custodian of the related Mortgage Loan of such full release or discharge.

(ii) by adding the following to the end of the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Company shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

21.	Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(i) by replacing the words “in trust for the Purchaser of Conventional Residential Conventional Residential Fixed and Adjustable rate Mortgage Loans, Group 2005-1 and various Mortgagors” in the fourth, fifth and sixth lines of the first sentence of the first paragraph with the words “in trust for LMT 2007-2 Trust Fund”.

(ii) by replacing the words “on a daily basis” in the first sentence of the second paragraph with the words “within two (2) Business Days of receipt”.

22.
Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the words from the word “Purchaser” in the sixth line of clause (ii) to the end of such clause (ii) with the following:

the Trust Fund; provided however, that in the event that the Company determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Company may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Company’s right thereto shall be prior to the rights of the Trust Fund;

23.	Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the first sentence in its entirety, and replacing it with the following:

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “IndyMac Bank, F.S.B. in trust for LMT 2007-2 Trust Fund and various Mortgagors.”

24.
Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended by (i) replacing the reference to “one year” in the seventh line of the third paragraph thereof with “three years”, (ii) adding two new paragraphs after the fourth paragraph thereof to read as follows:

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Company has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Company has received such an extension, then the Company shall provide a copy of same to the Trustee and Master Servicer and shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Company has not received such an extension and the Company is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Company has received such an extension, and the Company is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Company shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Company) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document prepared by and furnished by the Servicer or take any other action reasonably requested by the Company at the Company’s expense, which would enable the Company, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Company has agreed to indemnify and hold harmless the Trustee and the Trust Fund with respect to the imposition of any such taxes.

(iii) replacing the word “advances” in the sixth line of the fifth paragraph thereof with “Monthly Advances”, and (iv) adding the following to the end of such Section:

Prior to acceptance by the Company of an offer to sell any REO Property, the Company shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Company in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Company shall not proceed with such sale.

25.
Section 5.01 (Remittances) is hereby amended by replacing the word “second” in the second paragraph of such Section with the word “first”, and is further amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

The Bank of New York
New York, New York
ABA #: 021-000-018
Account Name: Aurora Loan Services LLC
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: Aurora Loan Services LMT 2007-2

26.	Section 5.02 (Statements to Purchaser) is hereby amended and restated in its entirety to read as follows:

Section 5.02 Statements to Master Servicer.

(a) The Company shall deliver or cause to be delivered to the Master Servicer executed copies of the custodial and escrow account letter agreements pursuant to Sections 4.04 and 4.06 within 30 days of the Closing Date.

(b) Not later than the tenth calendar day of each month, the Company shall furnish to the Master Servicer an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in a format mutually agreed to between the Company and the Master Servicer.

(c) The Company shall promptly notify the Trustee, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Company of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) of any affiliation or relationship (of a type describe in Item 1119 of Regulation AB) between the Company, each third-party originator, each subservicers “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and any of the parties listed on Exhibit L hereto, an provided a description of such affiliation or relationship.

If so requested by the Trustee, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the Master Servicer and the Depositor pursuant to the preceding sentence, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.01(p) or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Company shall provide to the Trustee, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Company, any material litigation involving the Company, and any affiliation or other significant relationship between the Company and other transaction parties.

(d) Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Company shall provide to the Trustee, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

(e) The Servicer shall provide the Trustee with such information available to it concerning the Mortgage Loans as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return as the Trustee may reasonably request from time to time.

27.
Section 6.04 (Annual Statement as to Compliance) is hereby amended by (a) adding the words “, the Trustee, the Master Servicer and such Depositor” following the words “to the Purchaser”, (b) adding the words “in the form of Exhibit K hereto” following the words “Regulation AB” and (c) replacing “2007” with “2008”.

28.
Section 6.05 (Annual Independent Public Accountants’ Servicing Report or Attestation) is hereby amended by (a) adding the words “, the Trustee, the Master Servicer and such Depositor” after the words “to the Purchaser” and (b) replacing “2007” with “2008”.

29.
Section 6.08 (Assessment of Servicing Compliance) is hereby amended by (a) replacing “2007” with “2008” and (b) adding the following sentence to the end of that section: “Such report shall be addressed to the Purchaser, the Master Servicer, the Trustee and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified in Exhibit M hereto”.

30.	A new Section 6.10 is hereby added to read as follows:

Section 6.10 Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Company acknowledges and agrees that the purpose of Sections 3.01(p), 5.02(c) and (d), 6.03, 6.04, 6.08, 6.09 and 9.01 of this Agreement is to facilitate compliance by the Master Servicer and the Depositor with the provisions of Regulation AB. Therefore, the Company agrees that (a) the obligations of the Company hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Company shall agree to enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Company shall otherwise comply with requests made by the Master Servicer or the Depositor for delivery of additional or different information as such parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Company shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Company, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Company only to the extent that such shall be determined by the Depositor in its sole discretion and its counsel to be necessary or advisable to comply with any Commission and industry guidance and convention.

The Company hereby agrees to indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, their respective officers and directors and each person, if any, who controls the Depositor or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Company shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

31.	Section 9.01 (Indemnification; Third Party Claims) is hereby amended in its entirety to read as follows:

The Company shall indemnify the Purchaser, the Trust Fund, the Trustee, the Master Servicer and the Depositor and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to (a) the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and (b) any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification accountants' letter or other material when and as required under this Agreement, including any report under Sections 6.04, 6.05 and 6.08. The Company immediately shall notify the Purchaser, the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Company shall follow any written instructions received from the Master Servicer in connection with such claim. The Company shall provide the Master Servicer and the Trustee with a written report of all expenses and advances incurred by the Company pursuant to this Section 9.01, and the Trustee from the assets of the Trust Fund promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way relates to the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Company.

32.	Section 9.03 (Limitation on Liability of Company and Others) is hereby amended in its entirety to read as follows:

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Master Servicer, the Trustee, or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Company and any director, officer, employee or agent of the Company shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Trust Agreement, or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Company may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor out of the Custodial Account it maintains as provided by Section 4.05.

33.	Section 10.01 (Events of Default) is hereby amended by:

(a)	changing any reference to “Purchaser” to “Master Servicer”;

(b)
amending and restating subclause (vii) in its entirety to read as follows: “the Company at any time is neither a Fannie Mae or Freddie Mac approved servicer, and the Master Servicer has not terminated the rights and obligations of the Company under this Agreement and replaced the Company with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval; or”; and

(c)	replacing the period at the end of subclause (ix) with “; or” and adding the following subclauses immediately thereafter:

(x) any failure by the Servicer to duly perform, within the required time period, its obligations to provide any certifications under Sections 6.03, 6.04 and 6.08, which failure continues unremedied for a period of ten (10) days; or

(xi) any failure by the Servicer to duly perform, within the required time period, its obligations to provide any other information, data or materials required to be provided hereunder, including any items required to be included in any Exchange Act report.

34.	Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer”.

35.	Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii)	mutual consent of the Company and the Master Servicer in writing, provided such termination is also acceptable to the Trustee and the Rating Agencies.

At the time of any termination of the Company pursuant to Section 11.01, the Company shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Sections 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Company until such amounts are received by the Trust Fund from the related Mortgage Loans.

36.
Section 11.02 (Termination Without Cause) is hereby amended by replacing the first reference to “The Purchaser” with “Lehman Brothers Holdings Inc.” and by replacing all other references to “the Purchaser” with “Lehman Brothers Holdings Inc.”

37.	Section 12.01 (Successor to Company) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01(ii) or 11.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement with the termination of the Company’s responsibilities, duties and liabilities under this Agreement. Any successor to the Company that is not at that time a servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Purchaser, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Purchaser, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company under this Agreement. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Trust Fund under Section 3.03 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Company shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Company shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Company’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Company and the Master Servicer an instrument accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Company under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Sections 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver, within three (3) Business Days of the appointment of a successor Servicer, the funds in the Custodial Account and Escrow Account and all Collateral Files, Credit Files and related documents and statements held by it hereunder to the successor Servicer and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Company or resignation of the Company or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Company hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

38.	Section 12.02 (Amendment) is hereby amended and restated in its entirety as follows:

This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser, with the written consent of the Master Servicer and the Trustee.

39.	Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

40.	Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

41.	Section 12.11 (No Personal Solicitation) is hereby amended by replacing the words “the Purchaser” with “Lehman Brothers Holdings” in each instance.

42.	A new Section 12.13 (Intended Third Party Beneficiaries) is hereby added to read as follows:

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Company shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Company shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

43.	Each of Exhibit D-1 (Form of Custodial Account Certification) and Exhibit E-1 (Form of Escrow Account Certification) is hereby amended to add a second page thereto containing the following:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

[DEPOSITORY],

as Depository

By: ___________________________
Name: _________________________
Title: __________________________

44.	Exhibit J (Annual Certification) is hereby amended and restated in its entirety to be identical to Exhibit H to this Agreement.

45.	Exhibit E hereto is hereby added to the SWSA as Exhibit K thereto.

46.	Exhibit F hereto is hereby added to the SWSA as Exhibit L thereto.

47.	Exhibit G is hereby added to the SWSA as Exhibit M thereto.

EXHIBIT B

SWSA

B-1

Lehman Brothers Bank, F.S.B.,

Purchaser

and

IndyMac Bank, F.S.B.,

Company

SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of July 1, 2003

Conventional Residential Fixed and Adjustable Rate Mortgage Loans

Group No. 2003-1

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS;
DELIVERY OF DOCUMENTS

Section 2.01	Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.	13
Section 2.02	Books and Records; Transfers of Mortgage Loans.	14
Section 2.03	Delivery of Documents.	15

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01	Remittances.	48
Section 5.02	Statements to Purchaser.	49
Section 5.03	Monthly Advances by Company.	49
[Section 5.04	Due Dates Other Than the First of the Month.]	50

ARTICLE VI

GENERAL SERVICING PROCEDURES

ARTICLE VII

PASS-THROUGH TRANSFER

Section 7.01	Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer on One or More Reconstitution Dates.	52
Section 7.02	Purchaser’s Repurchase and Indemnification Obligations.	54

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01	Provision of Information.	54
Section 8.02	Financial Statements; Servicing Facility.	55

ARTICLE IX

THE COMPANY

Section 9.01	Indemnification; Third Party Claims.	55
Section 9.02	Merger or Consolidation of the Company.	56
Section 9.03	Limitation on Liability of Company and Others.	56
Section 9.04	Limitation on Resignation and Assignment by Company.	57

ARTICLE X

DEFAULT

Section 10.01	Events of Default.	57
Section 10.02	Waiver of Defaults.	59

ARTICLE XI

TERMINATION

Section 11.01	Termination.	59
Section 11.02	Termination Without Cause.	59

ARTICLE XII

MISCELLANEOUS PROVISIONS

EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C	MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1	FORM OF CUSTODIAL ACCOUNT
CERTIFICATION
EXHIBIT D-2	FORM OF CUSTODIAL ACCOUNT
LETTER AGREEMENT
EXHIBIT E-1	FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2	FORM OF ESCROW ACCOUNT
LETTER AGREEMENT
EXHIBIT F	FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H	UNDERWRITING GUIDELINES

v

This is a Seller’s Warranties and Servicing Agreement for conventional fixed and adjustable rate residential first lien mortgage loans (the “Mortgage Loans”) on a servicing retained basis as described herein, dated and effective as of July 1, 2003, and is executed between Lehman Brothers Bank, F.S.B., as purchaser (the “Purchaser”), and IndyMac Bank, F.S.B., as seller and servicer (the “Company”).

WITNESSETH:

WHEREAS, from time to time, the Company desires to sell to the Purchaser, and from time to time, the Purchaser desires to purchase from the Company certain conventional fixed and adjustable rate residential first lien mortgage loans (the “Mortgage Loans”) on a servicing retained basis as described herein, and which shall be delivered as whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property, or, with respect to a Cooperative Loan, where the related Cooperative Project, is located.

Acknowledgment Agreement: The document, substantially in the form of Exhibit I, to be executed by the Purchaser and the Company on or prior to each Closing Date which document shall amend the Mortgage Loan Schedule attached as Exhibit A hereto to reflect the addition of Mortgage Loans to such Exhibit A and which document reflects the addition of Mortgage Loans which are subject to the terms and conditions of this Agreement.

Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as “servicer thereunder”.

Agreement: This Seller’s Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property or Cooperative Unit, as applicable.

Appropriate Federal Banking Agency: Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

Approved Flood Insurance Contract Provider: A flood insurance contract provider acceptable to the Purchaser or its designee, in its sole discretion.

Approved Tax Service Contract Provider: First American Real Estate Tax Service.

ARM Mortgage Loan: An adjustable rate Mortgage Loan.

Assignment and Conveyance: An Assignment and Conveyance in the form of Exhibit 6 to the Mortgage Loan Purchase Agreement dated as of the date hereof, by and between the Seller and the Purchaser.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF: The Bank Insurance Fund, or any successor thereto.

BPO: A broker’s price opinion with respect to a Mortgaged Property.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York or California are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Letter on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company: IndyMac Bank, F.S.B., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative Corporation: The cooperative apartment corporation that holds legal title to a Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Loan: A Mortgage Loan identified as such on the applicable Mortgage Loan Schedule that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Project: All real property owned by a Cooperative Corporation including the land, separate dwelling units and all common elements.

Cooperative Shares: The shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

Cooperative Unit: Means a specific unit in a Cooperative Project.

Custodial Agreement: That certain Custodial Agreement, dated as of September 1, 1999, by and between the Purchaser and the Custodian.

Custodian: U.S. Bank Trust National Association.

Cut-off Date: The date set forth on the related Purchase Price and Terms Letter.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date: The 15th day (or if such day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Disqualified Organization: An organization defined as such in Section 860E(e) of the Code.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “Aa” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Mortgage Loan: A Mortgage Loan for which Escrow Payments are required to be escrowed by the Mortgage or any other document.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

Exception Mortgage Loan: A Mortgage Loan which was originated as an exception to the Company’s underwriting guidelines in effect at the time of origination, as attached hereto as Exhibit H.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FICO Score: A statistical credit score obtained by mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Remittance Date: With respect to each Mortgage Loan, the 18th day of the month following the month in which the related Cut-off Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day.

Freddie Mac: Freddie Mac, or any successor thereto.

Gross Margin: With respect to each ARM Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

Index: With respect to each ARM Mortgage Loan, the index set forth in the related Mortgage Note.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Insured Depository Institution: Insured Depository Institution shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate with respect to each ARM Mortgage Loan becomes effective

 Lifetime Rate Cap: With respect to each ARM Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum Mortgage Interest Rate thereunder.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

LPMI Fee: With respect to each Mortgage Loan which has an LPMI Policy, the premium due on the related LPMI Policy.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

Monthly Advance: The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust, Pledge Agreement or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or in the case of each Cooperative Loan creates a first priority security interest on the Cooperative Shares and Proprietary Lease securing the Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents listed in Exhibit C hereto.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed hereto as Exhibit A, each such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s and Co-Mortgagor’s (if applicable) names; (3) the street address of the Mortgaged Property, including the city, state, zip code, county, lot number, block number and section number; (4) a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property; (5) a code indicating the Mortgage Loan is a fixed rate or adjustable rate Mortgage Loan (to be provided in accordance with Standard and Poor’s loan type requirements-Field 14); (6) product description (to be provided in accordance with Standard and Poor’s description categories-Field 7); (7) a code indicating the lien status of the Mortgage Loan; (8) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (9) the Loan-to-Value Ratio at origination; (10) the combined Loan-to-Value Ratio at origination; (11) the Mortgage Interest Rate as of the Cut-off Date; (12) the payment and rate adjustment frequencies (if applicable); (13) the Index (if applicable); (14) the initial Interest Rate Adjustment Date (if applicable); (15) the initial payment adjustment date (if applicable); (16) the next Interest Rate Adjustment Date (if applicable); (17) the next payment adjustment date (if applicable); (18) the Gross Margin (if applicable); (19) the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable); (20) Mortgage Interest Rate adjustment frequencies (if applicable); (21) the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable); (22) the Periodic Rate cap at the initial Interest Rate Adjustment Date (if applicable); (23) the Periodic Rate Cap at all subsequent Interest Rate Adjustment Dates (if applicable); (24) the Lifetime Rate Cap (if applicable); (25) the rounding provisions under the terms of the Mortgage Note (if applicable); (26) the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable); (27) negative amortization indicator and limit; (28) the date on which the first Monthly Payment is due; (29) the original term of the Mortgage Loan; (30) the stated maturity date; (31) the amount of the Monthly Payment; (32) the annual payment cap expressed as a percentage (for ARM Mortgage Loans only); (33) the next Due Date as of the Cut-off Date; (34) the original principal amount of the Mortgage Loan; (35) the senior and subordinate balances (if applicable); (36) the closing date of the Mortgage Loan; (37) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date; (38) monthly payment histories on current and prior mortgages (24 months if available); (39) prior foreclosure history (for the past 24 months); (40) prior bankruptcy history (for the past 24 months); (41) the Mortgage Loan purpose code; (42) the occupancy code; (43) the Mortgage Loan documentation type, (to be provided in conformance with Standard and Poor’s documentation categories- Field 5); (44) Asset Verification (purchase money Mortgage Loans only), (yes or no); (45) a code indicating the Credit Grade of the Mortgage Loan; (46) the debt to income ratio; (47) the Mortgagor’s and co-Mortgagor’s (if applicable) social security numbers; (48) the Mortgagor’s and co-Mortgagor’s (if applicable) original FICO score and the Next Generation FICO score for new credit scores; (49) the date of the FICO score; (50) the Mortgagor’s mailing address if different from Number (3) above; (51) the Mortgagor’s home telephone number; (52) the Mortgagor’s business telephone number; (53) the purchase price of the Mortgaged Property (if a purchase); (54) the appraisal date and the Appraised Value of the Mortgaged Property; (55) the Mortgagor’s and Co-Mortgagor’s (if applicable) race; (56) the Mortgagor’s and Co-Mortgagor’s (if applicable) gender; (57) the Mortgagor’s and Co-Mortgagor’s (if applicable) date of birth; (58) the number of bedrooms; (59) rental income per unit; (60) the combined annual income; (61) the application date; (62) the broker’s name; (63) the broker’s firm name; (64) the appraiser’s name; (65) the appraiser’s firm name; (66) the settlement agent; (67) the origination channel (wholesale, retail, or correspondent); (68) flood insurance contract provider; (69) tax service contract provider; (70) number of units; (71) as of date; (72) amortization term; (73) balloon flag; (74) prepayment penalty flag; (75) prepayment penalty term and prepayment penalty description (i.e.- 6 months interest, set percentage of UPB); (76) payment history current Mortgage Loan; (77) payment history previous mortgage loan and all refinanced mortgage loans; (78) mortgage insurance provider, or code for LPMI; (79) PMI Policy coverage percentage; (80) PMI Policy cost; (81) PMI Policy certificate number; (82) number of Mortgagors; (83) first time home buyer flag; (84) the year in which the Mortgaged Property was built; (85) the monthly tax and insurance payment; (86) the monthly servicing fee; (87) the escrow balance as of the Cut-off Date; (88) the MIN number assigned to each Mortgage Loan, if applicable; (89) a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM; (90) if the Appraisal Type in #89 is an AVM, then a description of the AVM type; (91) a code indicating whether the Borrower(s) is self-employed (yes or no); (92) a section 32 flag and the origination points and or fees; and (93) a code indicating if the Mortgage Loan is assumable (yes or no). With respect to the Mortgage Loans in each Mortgage Loan Package in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The residential real property securing repayment of the debt evidenced by a Mortgage Note or with respect to a Cooperative Loan, the Cooperative Shares and the Proprietary Lease.

Mortgagor: The obligor on a Mortgage Note.

NOI: A notice of intent to foreclose delivered by the Company to the applicable Mortgagor in compliance with applicable law.

Nonrecoverable Advance: Any Servicing Advance or Monthly Advance in respect of a Mortgage Loan or REO Property that, pursuant to Accepted Servicing Practices, would not be recoverable from Insurance Proceeds or Liquidation Proceeds with respect to such Mortgage Loan or REO Property.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as “servicer” (with or without a master servicer) thereunder.

Periodic Rate Cap: With respect to each ARM Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Agreement: The specific security agreement or pledge agreement creating a security interest on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in the “Money Rates” section of The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

Proprietary Lease: A lease on (or occupancy agreement with respect to) a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares or the Company in such Cooperative Unit.

Purchaser: Lehman Brothers Bank, F.S.B., or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF or the debt obligations of which are rated AA or better by Standard & Poor’s Corporation.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac and the Rating Agencies.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be of the same type as the Deleted Mortgage Loan (e.g. fixed rate Mortgage Loan vs. ARM Mortgage Loan); (iii) have a Mortgage Interest Rate not less than and not more than 2% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (vi) be a REMIC Eligible Mortgage Loan.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s or their respective successors designed by the Purchaser.

Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Company, or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer as set forth in Section 7.01, including, but not limited to, a Pooling and Servicing Agreement and master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date) at least equal to the Servicing Fee due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is less. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company (giving due regard to any rating or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company’s servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Documents: The document or documents creating and governing the administration of a REMIC.

REMIC Eligible Mortgage Loan: A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day (or if such day is not a Business Day, the Business Day immediately following such 18th day).

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: 0.44% per annum.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit C, the originals of which are delivered to the Custodian pursuant to Section 2.01.

Servicing Officer: Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the certificate holders under a REMIC or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Transfer: Any of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer.

Underwriting Guidelines: The underwriting guidelines of the Seller for jumbo prime mortgage loans, as attached hereto as Exhibit H.

Well Capitalized: With respect to any Insured Depository Institution, the maintenance by such Insured Depository Institution of capital ratios at or above the required minimum levels for such capital category under the regulations promulgated pursuant to Section 1831(o) of the United States Code, as amended from time to time, by the Appropriate Federal Banking Agency for such institution, as such regulation may be amended from time to time.

Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller’s warranties and servicing agreement or a participation and servicing agreement, retaining the Company as “servicer” thereunder.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS;
DELIVERY OF DOCUMENTS

Section 2.01	Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company, on each Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans in the related Mortgage Loan Package. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03, 3.04, 3.05 or 6.02.

Section 2.02	Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of such Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guides, as amended from time to time.

This Agreement continuously, from the time of its execution, shall be an official record of the Company and Company will maintain a copy of this Agreement and each agreement related hereto in its official books and records.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, and (ii) with respect to each Mortgage Loan Package, in no event shall there be more than four Persons at any given time having the status of “Purchaser” hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.03	Delivery of Documents.

On or prior to the date set forth in the related Purchase Price and Terms Letter, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package, a list of which is attached to the related Assignment and Conveyance.

On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for maintaining the Custodial Agreement for the benefit of the Purchaser and shall pay all fees and expenses of the Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 3.01	Company Representations and Warranties.

The Company represents and warrants to the Purchaser that as of each Closing Date:

(a) Due Organization and Authority. The Company is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Service. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e) Reasonable Servicing Fee. The Company acknow-ledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(f) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot comply in all material respects each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company’s creditors;

(g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i) Selection Process. The Mortgage Loans were not selected in a manner so as to affect adversely the interests of the Purchaser;

(j) Pool Characteristics. With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on Exhibit 2 to the related Assignment and Conveyance are true and complete.

(k) No Untrue Information. Neither this Agreement (with the exception of sub-part (j) of this Section) nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any material untrue statement of fact regarding the Company or omits to state a material fact necessary to make the statements contained therein regarding the Seller not misleading;

(l)  Sale Treatment. The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(m) Financial Statements. The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.;

(n) No Brokers’ Fees. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)  Insured Depository Institution Representations. Company is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended, and accordingly, Company makes the following additional representations and warranties:

(i) This Agreement between Purchaser and Company conforms to all applicable statutory and regulatory requirements; and

(ii) This Agreement is (1) executed contemporaneously with the agreement reached by Purchaser and Company, and (2) an official record of the Company. A copy of such resolution, certified by a vice president or higher officer of Company has been provided to Purchaser.

Section 3.02	Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is materially complete, true and correct;

(b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been delinquent for 30 days or more in the 12 months preceding the related Closing Date. The first Monthly Payment was made with respect to the Mortgage Loan within 30 days of its Due Date;

(c) No Outstanding Charges. There are no material defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or, with respect to each Escrow Mortgage Loan, an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding, or was subject to a foreclosure proceeding, at the time the Mortgage Loan was originated or during the 24 months prior to origination;

(f) Hazard Insurance. With respect to Mortgage Loans other than Cooperative Loans, pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. If, upon origination of the Mortgage Loan (other than a Cooperative Loan), the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. With respect to each Cooperative Loan, the related Cooperative Project is insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Cooperative Project is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, with respect to Mortgage Loans other than Cooperative Loans, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g) Compliance with Applicable Laws. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to all applicable predatory and abusive lending laws and any and all requirements of any federal, state or local law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws) applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements.

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i) Location and Type of Mortgaged Property. The Mortgaged Property (other than with respect to a Cooperative Loan) is a fee simple property. The Mortgaged Property or, with respect to each Cooperative Loan, Cooperative Unit is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or a Cooperative Unit, or an individual unit in a planned unit development, provided, however, that (I) any condominium unit or planned unit development shall conform with the Company’s Underwriting Guidelines regarding such dwellings, and (II) that no residence or dwelling is a mobile home or manufactured housing. No portion of the Mortgaged Property or, with respect to each Cooperative Loan, the Cooperative Unit is used for commercial purposes;

(j) Valid First Lien. The Mortgage (other than with respect to a Cooperative Loan) is a valid, subsisting, enforceable and perfected first priority lien and first priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage (other than with respect to a Cooperative Loan) is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or reorganization. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property or with respect to each Cooperative Loan, the Cooperative Unit, is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(o) LTV, PMI Policy. If the LTV of the Mortgage Loan is more than 80% (an “80% Loan”) either (i) the Mortgage Loan will be insured as to payment defaults by a PMI Policy acceptable to Fannie Mae until the LTV of such Mortgage Loan is reduced to 80% (a “PMI Loan”) or (ii) such Mortgage Loan is listed on an exhibit to the applicable Assignment and Conveyance. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. All information provided by the Company to the PMI Policy insurer is accurate and complete. The Company has notified the PMI Policy insurer of the sale of the Mortgage Loan to the Purchaser. The Company has no knowledge of any potential cancellation or rescission of the PMI Policy and has had no dialogue with the PMI Policy insurer regarding any issues or circumstances which may result in a cancellation or rescission of the PMI Policy;

(p) Title Insurance. The Mortgage Loan (other than each Cooperative Loan) is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien, as applicable, of the Mortgage, in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(q) No Defaults. There is no material default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(r) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property or, with respect to each Cooperative Loan, the Cooperative Unit and no improvements on adjoining properties encroach upon the Mortgaged Property or, with respect to each Cooperative Loan, the Cooperative Unit. No improvement located on or being part of the Mortgaged Property or, with respect to each Cooperative Loan, the Cooperative Unit is in violation of any applicable zoning law or regulation;

(t) Origination: Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is (a) with respect to fixed rate mortgage loans, the fixed interest rate set forth in the Mortgage Note and (b) with respect to ARM Mortgage Loans, adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up. Except with respect to interest only Mortgage Loans, the Mortgage Note is payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, and except for any balloon Mortgage Loan, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. The interest only Mortgage Loans are payable in equal monthly installments of interest for the initial three or five year period (as applicable) and thereafter payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Mortgage Loan provides for negative amortization.

(u) Customary Provisions. With respect to each Mortgage Loan other than a Cooperative Loan, the Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. To the best of the Company’s knowledge, there is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Company’s underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as Exhibit H hereto. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(w) Occupancy of the Mortgaged Property or Cooperative Unit. As of the date of origination of the related Mortgage Loan, the Mortgaged Property or Cooperative Unit, as applicable is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property or Cooperative Unit, as applicable, and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z) Acceptable Investment. The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, or Cooperative Unit, as applicable, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors using reasonable business judgment to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(cc) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd) Due on Sale. For each fixed rate Mortgage Loan and for each ARM Mortgage Loan prior to the first Interest Rate Adjustment Date, the Mortgage, contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property or Cooperative Shares, as applicable, is sold or transferred without the prior written consent of the Mortgagee thereunder;

(ee) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ff) Consolidation of Future Advances. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(gg) Mortgaged Property Undamaged. At origination, there was no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property or the Cooperative Project, as applicable. The Mortgaged Property or the Cooperative Project, as applicable, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property or the Cooperative Project, as applicable, as security for the Mortgage Loan or the use for which the premises were intended;

(hh) Collection Practices; Escrow Deposits; ARM Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(ii) Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property or the Cooperative Unit, as applicable, signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser. Each Mortgage File contains an appraisal of the related Mortgage Property or the Cooperative Unit, as applicable, signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser. The Appraised Value as set forth on the Appraisal accurately reflects the value of the Mortgage Property, and takes into consideration the condition of the Mortgaged Property, all improvements made to the Mortgaged Property, and the market value of similar mortgaged properties in the area where the Mortgaged Property is located. Any variance of 15% or more in the value of the Mortgaged Property from the Appraised Value shall be deemed to be material.

(jj) Soldiers’ and Sailors’ Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

(kk) Environmental Matters. To the best of the Company’s knowledge, the Mortgaged Property or the Cooperative Unit, as applicable, is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property or Cooperative Unit, as applicable, of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(ll) Conversion to Fixed Interest Rate. With respect to each ARM Mortgage Loan; the Mortgage Loan does not contain a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan.

(mm) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or Cooperative Unit, as applicable or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(nn) No Denial of Insurance. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(oo) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.

(pp) Texas Home Equity Loans. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution.

(qq) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans.

(rr)  Single Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

(ss)  Tax Service Contract The Company has obtained a life of loan, transferable real estate Tax Service Contract with an Approved Tax Service Contract Provider on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser. Such Tax Service Contract shall contain complete and accurate information with respect to the Mortgage Loan and the Mortgaged Property;

(tt)  Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser. Such Tax Service Contract shall contain complete and accurate information with respect to the Mortgage Loan and the Mortgaged Property;

(uu) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(vv) FICO Scores. Each Mortgage Loan has a non-zero FICO score;

(ww) Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Company, and each prepayment penalty in permitted pursuant to federal, state and local law, including the Parity Act of 1982. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

(xx) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory”, or “covered” loans under any other applicable state, federal or local law

(yy) Cooperative Loans. With respect to each Cooperative Loan the Company represents and warrants:

(i) the Cooperative Loan is secured by a valid, subsisting, enforceable and perfected first lien on the corporation stock, shares or membership certificate issued to the related Mortgagor with respect to such Cooperative Loan. The lien of the Pledge Agreement is subject only to the Cooperative Corporation’s lien against such corporation stock, shares or membership certificate for unpaid assessments of the Cooperative Corporation to the extent required by applicable law. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Cooperative Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Cooperative Unit was not, as of the date of origination of the Cooperative Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Pledge Agreement.

(ii) There is no proceeding pending or threatened for the total or partial condemnation of the building owned by the applicable Cooperative Corporation (the “Underlying Mortgaged Property”). The Underlying Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Underlying Mortgaged Property as security for the mortgage loan on such Underlying Mortgaged Property (the “Cooperative Mortgage”) or the use for which the premises were intended.

(iii) There is no default, breach, violation or event of acceleration existing under the Cooperative Mortgage or the mortgage note related thereto and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(iv) The Cooperative Corporation has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Cooperative Corporation has requisite power and authority to (i) own its properties, and (ii) transact the business in which it is now engaged. The Cooperative Corporation possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which is now engaged.

(v) The Cooperative Corporation complies in all material respects with all applicable legal requirements. The Cooperative Corporation is not in default or violation of any order, writ, injunction, decree or demand of any governmental authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of the Cooperative Corporation.

(vi) The Company has delivered to the Purchaser or its designee each of the following documents (collectively, the “Cooperative Loan Documents”): (i) the Cooperative Loan Note, duly endorsed in accordance with the endorsement requirements for Mortgage Notes set forth in this Agreement, (ii) the Pledge Agreement, accompanied by an Assignment of Pledge Agreement, in recordable form, (iii) the corporation stock, shares or membership certificate accompanied by a stock power which authorizes the lender to transfer shares in the event of a default under the Cooperative Loan Documents, (iv) the proprietary lease or occupancy agreement, accompanied by an assignment in blank of such proprietary lease, (v) a recognition agreement executed by the Cooperative Corporation, which requires the Cooperative Corporation to recognize the rights of the lender and its successors in interest and assigns, under the Cooperative Loan, accompanied by an assignment of such recognition agreement in blank, (vi) UCC-1 financing statements with recording information thereon from the appropriate state and county recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the state in which the Cooperative Project is located, accompanied by UCC-3 financing statements executed in blank for recordation of the change in the secured party thereunder, and (vii) any guarantees, if applicable. The Cooperative Loan Documents are assignable to the Purchaser and its successors and assigns and have been duly assigned to the Purchaser in accordance with this sub-section (6).

(vii) The Pledge Agreement contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby.

(zz) No Fraud. Company does not have actual knowledge of any material misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan that has taken place on the part of any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

(aaa) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Company shall maintain such statement in the Mortgage File.

(bbb) Compliance with Anti-Money Laundering Laws. The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(ccc) Credit Reporting. The Company has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

Section 3.03	Remedies for Breach of Representations and Warranties.

(a) It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser’s option and subject to Section 3.04, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser’s option and subject to Section 3.04, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

(b) With respect to any Mortgage Loan, if the related Mortgagor has not made the Mortgage Loan’s first or second Monthly Payment due to the Purchaser after the related Closing Date within 30 days of its first Due Date (a “First Payment Default”), the Company shall promptly repurchase such Mortgage Loan from the Purchaser in accordance with Section 3.03(a) hereof. Company shall promptly notify the Purchaser of the occurrence of a First Payment Default.

Section 3.04	Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

(A)	Repurchase of Mortgage Loans.

With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Subsection 3.03, 3.05 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(B)	General Servicing Obligations.

The Company shall sell any REO Property within three years after its acquisition by the REMIC unless (i) the Company applies for an extension of such three-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such three year period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

(C)	Additional Covenants.

In addition to the provision set forth in this Section 3.04, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Subject to Section 7.01 of this Agreement, if a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement at the Purchaser’s expense such that it will meet all Rating Agency requirements.

a) Review of Mortgage Loans.

To the extent provided for in the related Purchase Price and Terms Letter, the Purchaser shall have the post-Closing Date right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans to be purchased on the related Closing Date. In addition, Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser’s reasonable determination (i) fails to conform to Company’s Underwriting Guidelines, provided that with respect to Mortgage Loans which do not conform with the Underwriting Guidelines, the Purchaser will review the credit/risk profile of such Mortgage Loan to determine, in the Purchaser’s sole discretion, if there may be compensating factors present that would warrant the acceptance of such Mortgage Loan, (ii) were underwritten without verification of Mortgagor’s income and assets (if so required under the applicable documentation program) and there is no credit report and FICO Score on file, (iii) the value of the Mortgaged Property pursuant to any BPO is less than 85% of the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination or (iv) the Purchaser does not deem the Mortgage Loan to be an acceptable credit risk. In the event that the Purchaser so rejects any Mortgage Loan, the Company shall repurchase the rejected Mortgage Loan at the Repurchase Price in the manner prescribed in Section 3.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available files required by Purchaser in order to complete its review, including all CRA/HMDA required data fields. To the extent that the Purchaser’s review discloses that the Mortgage Loans do not conform to the Underwriting Guidelines or the terms set forth in the related Purchase Price and Terms Letter, the Purchaser may in its sole discretion increase its due diligence review and obtain additional BPO’s or other property evaluations.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01	Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that (a) the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan and (b) the Company may not waive any prepayment penalty unless such waiver would reduce the loss severity of a Mortgage Loan, and (c) the Company may not waive any prepayment penalty for the refinancing of a Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

Section 4.02	Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice and following such objection, the Company shall have no obligation to make Monthly Advances with respect to such Mortgage Loan. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03	Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04	Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “IndyMac Bank, FSB in trust for the Purchaser of Conventional Residential Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2003-1 and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03, 3.05 or 3.06 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05	Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04, 3.05 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04, 3.05 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

(iv) to pay itself interest on funds deposited in the Custodial Account;

(v) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

(vi) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii) to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06	Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “IndyMac Bank, FSB, in trust for the Purchaser of Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2003-1, and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii) to withdraw funds deposited in error.

Section 4.08	Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments; provided, that the Seller shall not be required to make any Nonrecoverable Advance. In the event that the Seller determines that any advance would be a Nonrecoverable Advance, the Seller shall promptly deliver to the Purchaser notification of such determination, accompanies by an officer’s certificate of the Seller setting forth the reason such advance is determined to be nonrecoverable. Upon liquidations of a Mortgage Loan, if the Liquidation Proceeds are insufficient to reimburse the Seller for any Nonrecoverable Advances made, the Purchaser shall reimburse the Seller for such shortfall.

Section 4.09	Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day prior to the Remittance Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 4.10	Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a Qualified Insurer in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall only accept any such insurance policies from Qualified Insurers licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11	Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance setting forth the related coverage.

Section 4.12	Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzle-ment, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Mortgage-Backed Securities Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy, or a certificate of insurance setting forth the related coverage, and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.13	Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14	Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Company shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15	Maintenance of PMI Policy; Claims.

(a) With respect to each Mortgage Loan, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy conforming to Fannie Mae requirements, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

(b) With respect to each Mortgage Loan the Company shall maintain in full force and effect any LPMI Policy, and from time to time, withdraw the premium with respect to such Mortgage Loans from the Custodial Account in order to pay the premium thereon on a timely basis. In the event that the interest payments made with respect to the Mortgage Loan are less than the premium with respect to the LPMI Policy, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Policy premiums, in payment of such premium. Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 4.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such LPMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(c) Purchaser, in its sole discretion, at any time, may (i) either obtain an additional LPMI Policy on any Mortgage Loan which already has an LPMI Policy in place, or (ii) obtain a LPMI Policy for any Mortgage Loan which does not already have a LPMI Policy in place. In any event, the Company agrees to administer such LPMI Policies in accordance with the Agreement or any Reconstitution Agreement.

(d) In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16	Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or as the Purchaser shall direct.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 11.02.

Section 4.17	Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18	Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19	Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 4.20	Notification of Adjustments.

With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.21	Credit Reporting

For each Mortgage Loan, the Company shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., TransUnion, LLC and Experian Information Solution, Inc. on a monthly basis.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01	Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02	Statements to Purchaser.

Not later than the 10th calendar day of the month (or if such day is not a Business Day, the Business Day immediately following such 10th day), the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding calendar month.

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

At the Purchaser’s expense, the Company shall provide any and all information necessary for the preparation and filing of tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide each Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

Company would prompt of any material development or change with respect to any Mortgage Loan.

Section 5.03	Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, that the Seller shall not be required to make any Nonrecoverable Advance. In the event that the Seller determines that any advance would be a Nonrecoverable Advance, the Seller shall promptly deliver to the Purchaser notification of such determination, accompanied by an officer’s certificate of the Seller setting forth the reason such advance is determined to be nonrecoverable.

b) Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month, including Mortgage Loans permitting semi-annual amortization of principal, shall be accounted for as described in this Section 5.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on August 1 of said month. With respect to a Mortgage Note permitting semi-annual amortization of principal, the Company shall be required to remit monthly scheduled principal and interest based on a monthly amortization schedule. Any payment collected on a Mortgage Loan after the related Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the related Cut-off Date.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, such fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02	Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03	Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein; provided , that the Seller shall not be required to make any Nonrecoverable Advance. In the event that the Seller determines that any advance would be a Nonrecoverable Advance, the Seller shall promptly deliver to the Purchaser notification of such determination, accompanied by an officer’s certificate of the Seller setting forth the reason such advance is determined to be nonrecoverable.

Section 6.04	Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before March 31 each year beginning March 31, 2004, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05	Annual Independent Public Accountants’ Servicing Report.

On or before March 31st of each year beginning March 31, 2004, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06	Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

ARTICLE VII

PASS-THROUGH TRANSFER

Section 7.01	Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer on One or More Reconstitution Dates.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time the Purchaser shall effect a Whole Loan Transfer, a Pass-Through Transfer or an Agency Transfer, retaining the Company as the servicer thereof, or as applicable the “seller/servicer”. On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement.

The Company shall cooperate with the Purchaser in connection with any Transfer contemplated by the Purchaser pursuant to this Section 7.01. In that connection, the Company shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Company and Company’s counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to the trustee or a third party purchaser, subject to any Reconstitution Agreement and/or the Purchaser: (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors (the reasonable out-of-pocket cost of which shall be borne by the Purchaser) and counsel or otherwise, as the Purchaser shall reasonably request; (ii) restate each of the representations and warranties set forth in the Section 3.01 as of the Closing Date, and (iii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, such third party purchaser, any master servicer, any rating agency or the Purchaser, as the case may be, in connection with such transactions; provided, however, that these items shall not be more onerous than such similar items set forth herein.

The Assignments of Mortgage are generally required to be recorded by or on behalf of the Company in the appropriate offices for real property records; provided however, the Company shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where either the Rating Agencies (in the case of Agency or Pass-Through Transfers) or purchasers (in the case of Whole Loan Transfers) do not require recordation; provided further, however, notwithstanding the foregoing, upon the occurrence of certain events set forth in the pooling agreement (in the case of and Agency or Pass-Through Transfer), each such assignment of Mortgage shall be recorded by the master servicer or the trustee as set forth in the Reconstitution Agreement. Any costs associated with the recording of such Assignments of Mortgage and other relevant documents will be borne by the Company. In the event that Purchaser sells any Mortgage Loans in a Whole Loan Transfer and the subsequent purchaser requests recorded Assignments of Mortgage, the Company, shall at its expense cause to be recorded any Assignments of Mortgage.

All Mortgage Loans not sold or transferred pursuant to a Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser pursuant to Section 7.02 hereof, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

The Purchaser shall pay the Seller’s reasonable legal fees for the review of any matters related to a Transfer or Reconstitution Agreement and shall reimburse the Company for any out-of-pocket expenses incurred in connection with entering into any Reconstitution Agreement.

Section 7.02	Purchaser’s Repurchase and Indemnification Obligations.

Upon receipt by the Company of notice from Fannie Mae, Freddie Mac or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, or the trustee related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

The Purchaser shall repurchase from the Company any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the Company has been required by Fannie Mae, Freddie Mac, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, or the trustee in any Reconstitution Agreement and not due to a breach of the Company’s representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, or the trustee, including, but not limited to, reasonable and necessary attorneys’ fees.

At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser’s instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the Closing Date.

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01	Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02	Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective Purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE IX

THE COMPANY

Section 9.01	Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including but not limited to, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

(b) The Purchaser shall indemnify the Company and hold it harmless against any actual out of pocket losses, costs and expenses that the Company may sustain arising as a direct result of the failure of the Purchaser to perform any of its obligations under this Agreement.

Section 9.02	Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) which is a Freddie Mac or Fannie Mae-approved company in good standing.

Section 9.03	Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.04	Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 13.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE X

DEFAULT

Section 10.01	Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii) failure by the Company to maintain a license to do business in any jurisdiction where a Mortgage Property is located and such license is legally required; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii) the Company ceases to meet the qualifications of a Freddie Mac or Fannie Mae lender; or

(viii) the Company fails to maintain a minimum net worth of $25,000,000; or

(ix) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, and subject to the succeeding sentence, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided that, the Company, within 60 days following receipt of such notice from the Purchaser, shall have the right to deliver to the Purchaser, a firm written commitment by a third party servicer (an “Acceptable Commitment”), which commitment is in form and substance acceptable to the Purchaser in its sole discretion, to purchase the servicing rights and assume the servicing obligations hereunder and under any Reconstitution Agreement related to any of the Mortgage Loans; provided further that such third party servicer (i) is acceptable to the Purchaser in its sole discretion, and (ii) by replacing the Company as servicer, will not cause a downgrade by any Rating Agency rating the bonds related to any of the Mortgage Loans issued under any Reconstitution Agreement. In the event that the Company fails to deliver an Acceptable Commitment to the Purchaser within 60 days, all rights and obligations of the Company to service the Mortgage Loans shall automatically terminate and become the Purchaser’s.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 13.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02	Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01	Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; (ii) mutual consent of the Company and the Purchaser in writing; or (iii) if any Event of Default is not cured within the applicable cure period, subject to the provisions of Section 10.01 hereof.

Section 11.02	Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 13.05.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 1.50% of the Stated Principal Balance of the terminated Mortgage Loans as of the date of such termination. Purchaser shall also reimburse the Company for all outstanding servicing advances.

Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 120 days or more (a “Delinquent Mortgage Loan”) or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property without payment of a termination fee therefor, upon 15 days’ written notice to the Company, reimbursement of all outstanding advances, and payment of any unpaid Servicing Fees.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or 11.02, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and the Company is reimbursed for all outstanding advances and all outstanding servicing fees are paid and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03 , 3.05 and 3.06, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, 3.05 and 3.06 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (f), (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that either party may have has against the other arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02	Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 12.03	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04	Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05	Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i) if to the Company:

IndyMac Bank, F.S.B.
3465 East Foothill Boulevard, 2nd Floor
Pasadena, California 91107

Attention:  Secondary Marketing

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii) if to Purchaser:

Lehman Brothers Bank, F.S.B.,
3 World Financial Center
12th Floor
New York, New York 10285-1200
Attention: Contract Finance

Section 12.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07	Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08	Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09	Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10	Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11	No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company’s behalf or provide information to any other entity, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever following the date hereof, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser.. Notwithstanding the foregoing, it is understood and agreed that (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors or (c) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Company to request the refinancing of the related Mortgage Loan, shall not constitute solicitation under this Section 12.11.

Section 12.12	Appointment and Designation of Master Servicer.

The Purchaser hereby appoints and designates Aurora Loan Services, Inc. as its master servicer (the “Master Servicer”) for the Mortgage Loans subject to this Agreement. The Company is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Purchaser hereunder. The authorization and instruction set forth herein shall remain in effect until such time as the Company shall receive written instruction from the Purchaser that such authorization and instruction is terminated.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, F.S.B.,

By:

Name:

Title:

INDYMAC BANK, F.S.B.

By:

Name:

Title:

STATE OF NEW YORK     )
) ss.:
COUNTY OF NEW YORK )

On the __ day of ________, 200__ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of Lehman Brothers Bank, F.S.B., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF        )
) ss.:
COUNTY OF    )

On the __ day of _______, 200__ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of IndyMac Bank, F.S.B. ,the entity that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the Seller’s Warranties and Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1. The original Mortgage Note bearing all intervening endorsements, endorsed, “Pay to the order of ________________, without recourse” and signed in the name of the Company or the originator by an authorized officer. In the event that the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “IndyMac Bank, F.S.B., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “IndyMac Bank, F.S.B., formerly known as [previous name]”.

2. The original of any guarantee executed in connection with the Mortgage Note.

3. The original Mortgage, with evidence of recording thereon or, with respect to each Cooperative Loan, the original Pledge Agreement. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

4. The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or a copy of such Mortgage certified by the related public recording office to be a true and complete copy of the original document, or .

5. The original Assignment of Mortgage, signed by the Company or originator in blank, which assignment shall be in form and substance acceptable for recording but not recorded or with respect to each Cooperative Loan, Assignment of Pledge Agreement. In the event that the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “IndyMac Bank, F.S.B., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “IndyMac Bank, F.S.B., formerly known as [previous name]”

6. Originals of all intervening assignments of the Mortgage with evidence of recording thereon or with respect to each Cooperative Loan, intervening assignments of the Pledge Agreement, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7. If required, the original policy of primary mortgage guaranty insurance, or where such insurance is provided by a master policy, a certified true copy of the master policy and the original certificate of insurance; and

8. With respect to each Mortgage Loan other than a Cooperative Loan, the original or electronic copy (in a form generally acceptable on the secondary market) mortgagee policy of title insurance, except for those Mortgage Loans originated within 60 days before the related Closing Date, for which Mortgage Loans the Company shall have delivered and released to the Purchaser the related binders. In addition, the Company shall deliver to the Purchaser the original policy of title insurance within 90 days after the related Closing Date. The policy must be properly endorsed, any necessary notices of transfer must be forwarded and any other action required to be taken must be taken in order to fully protect, under the terms of the policy and applicable law, Purchaser’s interest as first mortgagee;

9. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

10. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 7(f) of the Agreement.

11. With respect to each Cooperative Loan:

(a) the Cooperative Shares, (b) a stock power executed in blank by the Person in whose name the Cooperative Shares are issued, (c) the proprietary lease or occupancy agreement, accompanied by an assignment in blank of such proprietary lease, (d) a recognition agreement executed by the Cooperative Corporation, which requires the Cooperative Corporation to recognize the rights of the lender and its successors in interest and assigns, under the Cooperative Loan, accompanied by an assignment of such recognition agreement in blank, (e) UCC-1 financing statements with recording information thereon from the appropriate state and county recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the state in which the Cooperative Project is located, accompanied by UCC-3 financing statements executed in blank for recordation of the change in the secured party thereunder and (f) any guarantees, if applicable.

12. Residential loan application.

13. Mortgage Loan closing statement.

14. Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

15. Verification of acceptable evidence of source and amount of down payment.

16. Credit report on the Mortgagor.

17. Residential appraisal report.

18. Photograph of the Mortgaged Property.

19. Survey of the Mortgaged Property, if any.

20. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

21. All required disclosure statements.

22. If available, termite report, structural engineer’s report, water potability and septic certification.

23. Sales contract.

24. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

25. Amortization schedule.

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 90 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Seller’s Warranties and Servicing Agreement to which this Exhibit is annexed (the “Agreement”):

(A)
The original Mortgage Note bearing all intervening endorsements, endorsed, “Pay to the order of ________________, without recourse” and signed in the name of the Company or the originator by an authorized officer. In the event that the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “IndyMac Bank, F.S.B., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “IndyMac Bank, F.S.B., formerly known as [previous name]”.

(B)
The original Mortgage, with evidence of recording thereon or, with respect to each Cooperative Loan, the original Pledge Agreement. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such Mortgage. In addition, the Company shall deliver and release to the Purchaser the original recorded Mortgage within 90 days after the related Closing Date. If the Company fails to deliver the original Mortgage within 90 days after the related Closing Date, the Company shall deliver (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage. In addition, the Company shall deliver and release to the Purchaser the original recorded Mortgage within 90 days after the related Closing Date .

C-4-1

(C)
The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or a copy of such Mortgage certified by the related public recording office to be a true and complete copy of the original document.

(D)
The original Assignment of Mortgage, signed in the name of the Company or originator, in blank, which assignment shall be in form and substance acceptable for recording but not recorded or with respect to each Cooperative Loan, Assignment of Pledge Agreement. In the event that the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “IndyMac Bank, F.S.B., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “IndyMac Bank, F.S.B., formerly known as [previous name]”

(E)
Originals of all intervening assignments of the Mortgage with evidence of recording thereon or with respect to each Cooperative Loan, intervening assignments of the Pledge Agreement, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

(F)
With respect to each Mortgage Loan other than a Cooperative Loan, the original or electronic copy (in form generally acceptable on the secondary market) of the mortgagee policy of title insurance, except for those Mortgage Loans originated within 60 days before the related Closing Date, for which Mortgage Loans the Company shall have delivered and released to the Purchaser the related binders. In addition, the Company shall deliver to the Purchaser the original policy of title insurance within 90 days after the related Closing Date. The policy must be properly endorsed, any necessary notices of transfer must be forwarded and any other action required to be taken must be taken in order to fully protect, under the terms of the policy and applicable law, Purchaser’s interest as first mortgagee.

C-4-2

(G)
With respect to each Cooperative Loan: (a) the Cooperative Shares, (b) a stock power executed in blank by the Person in whose name the Cooperative Shares are issued, (c) the proprietary lease or occupancy agreement, accompanied by an assignment in blank of such proprietary lease, (d) a recognition agreement executed by the Cooperative Corporation, which requires the Cooperative Corporation to recognize the rights of the lender and its successors in interest and assigns, under the Cooperative Loan, accompanied by an assignment of such recognition agreement in blank, (e) UCC-1 financing statements with recording information thereon from the appropriate state and county recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the state in which the Cooperative Project is located, accompanied by UCC-3 financing statements executed in blank for recordation of the change in the secured party thereunder and (f) any guarantees, if applicable.

(a) such other documents as the Purchaser may require.

C-4-3

EXHIBIT D-1

CUSTODIAL ACCOUNT CERTIFICATION

_____________________, 200_

IndyMac Bank, F.S.B. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Seller’s Warranties and Servicing Agreement, dated as of July 1, 2003, Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2003-1.

Title of Account: IndyMac Bank, F.S.B. in trust for the Purchaser, Group No. 2003-1.

Account Number: _______________

Address of office or branch
of the Company at
which Account is maintained:

INDYMAC BANK, F.S.B.

Company

By:

Name:

Title:

D-1-1

EXHIBIT D-2

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________, 200_

To:

  (the “Depository”)

As Company under the Seller’s Warranties and Servicing Agreement, dated as of July 1, 2003, Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2003-1 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “IndyMac Bank, F.S.B., in trust for the Purchaser - Conventional Residential Fixed and Adjustable Rate Mortgage Loans - Group No. 2003-1.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

INDYMAC BANK, F.S.B.

Company

By:

Name:

Title:

Date:

D-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

D-2-2

EXHIBIT E-1

ESCROW ACCOUNT CERTIFICATION

__________________, 200_

IndyMac Bank, F.S.B. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Seller’s Warranties and Servicing Agreement, dated as of July 1, 2003, Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2003-1.

Title of Account: “IndyMac Bank, F.S.B. in trust for the Purchaser, Group No. 2003-1, and various Mortgagors.”

Account Number: _______________

Address of office or branch

of the Company at
which Account is maintained:

INDYMAC BANK, F.S.B.

Company

By:

Name:

Title:

E-1-1

EXHIBIT E-2

ESCROW ACCOUNT LETTER AGREEMENT

___________________, 200_

To:

 (the “Depository”)

As Company under the Seller’s Warranties and Servicing Agreement, dated as of July 1, 2003, Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2003-1 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as “IndyMac Bank, F.S.B. in trust for the Purchaser, Group No. 2003-1, and various Mortgagors” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

INDYMAC BANK, F.S.B.

Company

By:

Name:

Title:

Date:

E-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

E-2-2

EXHIBIT F

MONTHLY REMITTANCE ADVICE

F-1

EXHIBIT G

ASSIGNMENT AND ASSUMPTION

_________________, 200_

ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a ___________________ corporation having an office at __________________ (“Assignor”) and _________________________________, a __________________ corporation having an office at __________________ (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, in, to and under that certain Seller’s Warranties and Servicing Agreement, Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2003-1 (the “Seller’s Warranties and Servicing Agreement”), dated as of July 1, 2003, by and between Lehman Brothers Bank, F.S.B., (the “Purchaser”), and IndyMac Bank, F.S.B., (the “Company”), and the Mortgage Loans Group No. 2003-1 delivered thereunder by the Company to the Assignor,.

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller’s Warranties and Servicing Agreement or the Mortgage Loans;

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller’s Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller’s Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller’s Warranties and Servicing Agreement or the Mortgage Loans; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “33 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller’s Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

e. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f. The Assignee has been furnished with all informa-tion regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h. Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i. The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller’s Warranties and Servicing Agreement is:

Attention:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller’s Warranties and Servicing Agreement are:

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:
Its:	Its:

EXHIBIT H

UNDERWRITING GUIDELINES

H-1

EXHIBIT I

ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 200_, Lehman Brothers Bank, FSB, (the “Purchaser”) as the Purchaser under that certain Seller’s Warranties and Servicing Agreement dated as of July 1, 2003, (the “Agreement”), does hereby contract with IndyMac Bank, FSB (the “Company”) as Company under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Company hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Company by the Purchaser in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the related Closing Date shall be ___________________.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

I-1

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PURCHASER:
LEHMAN BROTHERS BANK, FSB
By:
Name:
Title:

SELLER:
INDYMAC BANK, FSB
By:
Name:
Title:

I-2

AMENDMENT NO. 1

TO THE SELLERS WARRANTIES AND SERVICING AGREEMENT

This is Amendment No. 1 (the “Amendment No. 1”), dated as of December 29, 2004 (the “Amendment Date”), by and between Lehman Brothers Bank, FSB (the “Purchaser”), and IndyMac Bank, F.S.B. (the “Seller”), to that certain Sellers Warranties and Servicing Agreement dated as of July 1, 2003 by and between the Seller and the Purchaser, (the “Existing Purchase Agreement”, as amended by this Amendment 1, the “Purchase Agreement”).

WITNESSETH

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 1 that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Purchase Agreement is hereby amended as follows:

1.	The definition of “Mortgage Loan Schedule” in Article 1 of the Existing Purchase Agreement is hereby amended by adding the following language as an additional field:

and (94) a code indicating if the Mortgage Loan is a High Cost Loan as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary.

2.	The definition of “Repurchase Price” in Section 1 of the Existing Purchase Agreement is hereby amended by deleting the existing definition and replacing it with the following language:

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received, if any, plus amounts or advanced, if any, by any servicer, in respect of such repurchased Mortgage Loan plus (iii) any costs and damages incurred by the trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

0.	Section 3.02 of the Existing Purchase Agreement is hereby amended by deleting the existing subsections (jj), (rr), (ww), (xx) and (ccc) and replacing them with the following language:

(jj) Servicemembers Civil Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended from time to time;

(rr) Single Premium Credit Life Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan from the Seller. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. None of the proceeds of the Mortgage Loans were used to finance single premium credit life insurance policies;

(ww) Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Company, and each prepayment penalty in permitted pursuant to federal, state and local law, including the Parity Act of 1982. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) except as set forth on the related Mortgage Loan Schedule, for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, prior to the Transfer Date, the Company or any servicer of the Mortgage Loan shall not have imposed such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments;

(xx) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory”, “covered” loans under any other applicable state, federal or local law. (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary);

(ccc) Credit Reporting. The Company has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis. Prior to the Transfer Date, the Company shall have transmitted full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19, and, for each Mortgage Loan, prior to the Transfer Date, the Company shall have reported one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off..;

0.	Adding the following language as new Sections 3.02(ddd) - (ooo):

(ddd) Points and Fees; Mortgagor Acknowledgment. All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Company shall maintain such statement in the Mortgage File;

(eee) Georgia Loans. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(fff) New York Loans. No Mortgage Loan is a “High Cost Home Loan” as defined in New York Banking Law 6-1;

(ggg) Arkansas Loans. No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(hhh) Kentucky Loans. No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(iii) New Mexico Loans. No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(jjj) New Jersey Loans. No Mortgage Loan is a “High Cost Home Loan” as defined in the New Jersey Home Ownership Security Act of 2002 (the “NJ Act”);

(kkk) Illinois Mortgage Loans. No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.) No Mortgage Loan for which the related Mortgaged Property is located in the state of Illinois has a Mortgage Interest Rate greater than 8% and fees equal to or in excess of 3% of the principal amount of the loan.

(lll) Massachusetts Mortgage Loans. No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

(mmm) Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(nnn) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan

(ooo) Higher Cost Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration; and

(ppp) Arbitration. No Mortgage Loan is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void. The Company hereby covenants that the Company or servicer of the Mortgage Loan, as applicable, will notify the Mortgagor in writing within 60 days of the sale or transfer of the Mortgage Loan to Fannie Mae that the terms of the arbitration are null and void.

0.	Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)	On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i)	this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii)	such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b)	On the Amendment Effective Date, the Seller shall have received the following, each of which shall be satisfactory to the Seller:

(i)	this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii) such other documents as the Seller or counsel to the Seller may reasonably request.

(c)
On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Section 3.01 of the Purchase Agreement, as amended by this Amendment No. 1, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

0.	Except as expressly amended and modified by this Amendment, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

0.
This Amendment No. 1 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

0.	This Amendment No. 1 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

0.	This Amendment No. 1 shall inure to the benefit of and be binding upon the Purchaser and the Seller under the Existing Purchase Agreement, and their respective successors and permitted assigns.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB
Purchaser

By:____________________________
Name:__________________________
Title:___________________________

INDYMAC BANK, F.S.B.,
Seller

By:____________________________
Name:__________________________
Title:___________________________

AMENDMENT NO. 2
TO THE SELLERS WARRANTIES AND SERVICING AGREEMENT

This is Amendment No. 2 (the “Amendment No. 2”), dated as of June ___, 2006 (the “Amendment Date”), by and between Lehman Brothers Bank, FSB (the “Purchaser”), and IndyMac Bank, F.S.B. (the “Seller”), to that certain Sellers Warranties and Servicing Agreement dated as of July 1, 2003 by and between the Seller and the Purchaser, as amended by Amendment No. 1 dated as of December 29, 2004, (the “Existing Purchase Agreement”, as amended by this Amendment 2, the “Purchase Agreement”).

WITNESSETH

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 2 that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Purchase Agreement is hereby amended as follows:

1.	Article 1 of the Existing Purchase Agreement is hereby amended by adding the following additional definitions:

Commission: The United States Securities and Exchange Commission.

Regulation AB: Regulation AB of the Securities Act of 1933, as amended from time to time.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, which as of the date hereof consists of the following:

(a) General servicing considerations.

(1) Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

(2) If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(3) Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(4) A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(b) Cash collection and administration.

(1) Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

(2) Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(3) Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(4) The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

(5) Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(6) Unissued checks are safeguarded so as to prevent unauthorized access.

(7) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(c) Investor remittances and reporting.

(1) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Company.

(2) Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

(3) Disbursements made to an investor are posted within two business days to the Company’s investor records, or such other number of days specified in the transaction agreements.

(4) Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

(d) Mortgage Loan administration.

(1) Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

(2) Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(3) Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(4) Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Company’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(5) The Company’s records regarding the mortgage loans agree with the Company’s records with respect to an obligor’s unpaid principal balance.

(6) Changes with respect to the terms or status of an obligor’s mortgage loan (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(7) Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(8) Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(9) Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

(10) Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loan, or such other number of days specified in the transaction agreements.

(11) Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(12) Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(13) Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

(14) Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

(15) Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Static Pool Information: Information set forth in Item 1105(a) of Regulation AB.

0.	Section 3.02 of the Existing Purchase Agreement is hereby amended by deleting the existing subsections (p), (t), (v) and (bbb) and replacing them with the following language:

(p) Title Insurance. The Mortgage Loan (other than each Cooperative Loan) is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien, as applicable, of the Mortgage, in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(t) Origination: Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is (a) with respect to fixed rate mortgage loans, the fixed interest rate set forth in the Mortgage Note and (b) with respect to ARM Mortgage Loans, adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up. Except with respect to interest only Mortgage Loans and negative amortization mortgage loans, the Mortgage Note is payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, and except for any balloon Mortgage Loan, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. The interest only Mortgage Loans are payable in equal monthly installments of interest for the initial three or five year period (as applicable) and thereafter payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

(v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Company’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated, subject to the exception guidelines and processes they include. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(bbb)  Compliance with Anti-Money Laundering Laws. The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws and the regulations promulgated by the Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws that also requires regular checks of the Specially Designated Nationals (“SDN”) list issued by OFAC, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

0.	Section 3.02 of the Existing Purchase Agreement is hereby amended by adding the following language as new Sections 3.02(qqq) and 3.02(rrr):

(qqq) Balloon Mortgage Loans; No Convertibility. No Mortgage Loan is convertible to a fixed rate mortgage loan. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(rrr) Negative Amortization Mortgage Loans. Each negative amortization Mortgage Loan is payable each month in monthly installments of principal and interest in accordance with the terms of the related Mortgage Note, as indicated on the related Mortgage Loan Schedule. With respect to each negative amortization Mortgage Loan, during the term of the Mortgage Loan, the unpaid principal balance of the Mortgage Loan (not including Mortgage Loans where the related Mortgaged Property is located in the state of New York) shall not exceed 110% of the initial approved principal balance of the Mortgage Loan. During the term of each negative amortization Mortgage Loan where the related Mortgaged Property is located in the state of New York, the unpaid principal balance of the Mortgage Loan shall not exceed 115% of the initial unpaid principal balance of the Mortgage Loan.

0.	Section 5.02 of the Existing Purchase Agreement is hereby amended by adding the following language at the end thereof:

The Company shall promptly notify the Purchaser of (i) any litigation or governmental proceedings pending against the Company of the type described in Section 3.01(g) or (ii) any affiliations or relationships that may develop following a Securitization Transfer between the Company and any of the Persons identified in Item 1119 of Regulation AB.

0.	Section 6.04 of the Existing Purchase Agreement is hereby amended by deleting the existing section in its entirety and replacing it with the following language:

Section 6.04 Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before March 1st of each year beginning March 1, 2007, the servicer compliance statement required by Item 1123 of Regulation AB, which as of the date hereof requires a statement to the effect that (i) an authorized officer of the Company has reviewed (or a review has been made under its supervision) of the Company’s activities under this Agreement during the prior calendar year and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement in all respects throughout the period covered by the prior calendar year or, if there has been a failure to fulfill any such obligation in any respect, a statement of such failure known to such officer and the nature and the status thereof.

0.	Section 6.05 of the Existing Purchase Agreement is hereby amended by deleting the existing section in its entirety and replacing it with the following language:

Section 6.05 Annual Independent Public Accountants’ Servicing Report or Attestation.

On or before March 1st of each year beginning March 1, 2007, furnish to the Purchaser a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Company pursuant to Subsection 6.08, as required by Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122(b) of Regulation AB, which attestation shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act.

0.	The Existing Purchase Agreement is hereby amended by adding the following language as new Sections 6.07, 6.08 and 6.09.

Section 6.07 Sarbanes-Oxley.

With respect to any Mortgage Loans conveyed in a Securitization Transfer, the Company agrees that on or before March 1st of each year, the Company shall deliver to the depositor, the trustee and the master servicer, and their officers, directors and affiliates, a certification in the form attached as Exhibit J hereto, executed by the senior officer in charge of servicing at the Company for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Company shall indemnify and hold harmless the Person acting as depositor in the Securitization Transfer, the Person acting as trustee in the Securitization transaction, the master servicer and their respective officers, directors and Affiliates, from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Company’s obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Company in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Company, on the other, in connection with a breach of the Company’s obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Company in connection therewith.

Section 6.08 Assessment of Servicing Compliance.

The Company shall deliver to the Purchaser or its designee on or before March 1st of each year, beginning March 1, 2007, a report reasonably satisfactory to the Purchaser regarding its assessment of compliance with Servicing Criteria as required by Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB, which as of the date hereof require a report by an authorized officer of the Company that contains the following:

(a) A statement by such officer of its responsibility of assessing the Servicing Criteria applicable to the Company;

(b) A statement by such officer that it used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Company;

(c) A statement by such officer of the Company’s compliance with the applicable Servicing Criteria as of the immediately preceding December 31 and for the period covered by the preceding calendar year and disclosure of any material instance of noncompliance with respect thereto;

(d) A statement that a registered public accounting firm has issued an attestation report on the Company’s compliance with the applicable Servicing Criteria as of the immediately preceding December 31, and for the period covered by the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Company (which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company that are backed by the same asset type as the Mortgage Loans).

Section 6.09 Subservicing. The Company shall not hire or otherwise utilize a subservicer or other subcontractor hereunder, or permit any subservicer or subcontractor to itself utilize the services of any subservicer or subcontractor, without the prior written consent of the Purchaser and its designee. Any such subservicer must agree in writing to comply with the provisions of Sections 6.04, 6.05, 6.08 and the sixth paragraph of Section 7.01 to the same extent as if such subservicer were the Company, and with this Section 6.09 and to provide such information relating to such subservicer as the Purchaser or its designee may request from time to time in order to permit the Purchaser or its designee to comply with Regulation AB in connection with any Securitization Transfer. Any subcontractor that performs any of the functions identified in Item 1122(d) of Regulation AB must agree in writing that, if the Purchaser determines that such subcontractor was “participating in the servicing function” within the meaning of Item 1122, such subcontractor will comply with the provisions of Sections 6.05 and 6.08 to the same extent as if such subcontractor were the Company.

0.	Section 7.01 of the Existing Purchase Agreement is hereby amended by deleting the existing section in its entirety and replacing it with the following language:

Section 7.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer on One or More Reconstitution Dates.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time the Purchaser shall effect a Whole Loan Transfer, a Pass-Through Transfer or an Agency Transfer, retaining the Company as the servicer thereof, or as applicable the “seller/servicer”. On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement.

The Company shall cooperate with the Purchaser in connection with any Transfer contemplated by the Purchaser pursuant to this Section 7.01. In that connection, the Company shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Company and Company’s counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to the trustee or a third party purchaser, subject to any Reconstitution Agreement and/or the Purchaser: (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors (the reasonable out-of-pocket cost of which shall be borne by the Purchaser) and counsel or otherwise, as the Purchaser shall reasonably request; (ii) restate each of the representations and warranties set forth in the Section 3.01 as of the Closing Date, and (iii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, such third party purchaser, any master servicer, any rating agency or the Purchaser, as the case may be, in connection with such transactions; provided, however, that these items shall not be more onerous than such similar items set forth herein, and (c) to deliver to Purchaser and any prospective purchaser within three (3) Business Days after request by Purchaser or prospective purchaser, information, in form and substance satisfactory to Purchaser and such prospective purchaser, with respect to each originator of the Mortgage Loans (x) reasonably requested by the Purchaser or (y) required by Item 1110 of Regulation AB under the Securities Act and the Securities Exchange Act, which as of the date hereof requires the following information: (i) the originator’s form of organization; and (ii) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description must include a discussion of the originator’s experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the originator’s origination portfolio as well as information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, such as the originators’ credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans; and (d) to deliver to the Purchaser and any prospective purchaser within three (3) Business Days after request by Purchaser, Static Pool Information with respect to those mortgage loans that were originated by the originator of the Mortgage Loans and which are of the same type as the Mortgage Loans, which as of the date hereof require Static Pool Information regarding delinquencies, cumulative losses and prepayments by vintage origination year or prior securitized pools, as applicable. A vintage origination year represents mortgage loans originated during the same year. Such Static Pool Information shall be for the prior five years or for so long as the originator has been originating (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans, if originating for less than five years. The Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

The Assignments of Mortgage are generally required to be recorded by or on behalf of the Company in the appropriate offices for real property records; provided however, the Company shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where either the Rating Agencies (in the case of Agency or Pass-Through Transfers) or purchasers (in the case of Whole Loan Transfers) do not require recordation; provided further, however, notwithstanding the foregoing, upon the occurrence of certain events set forth in the pooling agreement (in the case of and Agency or Pass-Through Transfer), each such assignment of Mortgage shall be recorded by the master servicer or the trustee as set forth in the Reconstitution Agreement. Any costs associated with the recording of such Assignments of Mortgage and other relevant documents will be borne by the Company. In the event that Purchaser sells any Mortgage Loans in a Whole Loan Transfer and the subsequent purchaser requests recorded Assignments of Mortgage, the Company, shall at its expense cause to be recorded any Assignments of Mortgage.

All Mortgage Loans not sold or transferred pursuant to a Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser pursuant to Section 7.02 hereof, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

The Purchaser shall pay the Seller’s reasonable legal fees for the review of any matters related to a Transfer or Reconstitution Agreement and shall reimburse the Company for any out-of-pocket expenses incurred in connection with entering into any Reconstitution Agreement.

In connection with any Securitization Transfer, the Servicer shall, if requested by the Purchaser or its designee, deliver to the Purchaser or its designee within three (3) Business Days after such request information, in form and substance satisfactory to the Purchaser or such designee, with respect to such Servicer information reasonably requested by the Purchaser or its designee and the information set forth under Item 1108(b) and 1108(c) of Regulation AB (collectively, the “Servicer Information”), which as of the date hereof includes:

(1) a description of the Servicer’s form of organization;

(2) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable (including, without limitation, whether any prior securitizations of mortgage loans of the type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing; the extent of outsourcing the Servicer utilizes; whether there has been previous disclosure of noncompliance with Servicing Criteria with respect to other securitizations involving the Servicer; whether there has been any termination of the Company as servicer in a mortgage loan securitization; and whether in a mortgage loan securitization a servicing performance test or trigger that could have resulted in the termination of the Company as servicer was reached, whether or not the Company was so terminated);

(3) a description of any material changes to the Servicer’s policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

(4) information regarding the Servicer’s financial condition to the extent that there is a risk that the effect on one or more aspects of servicing resulting from such financial condition could have an impact on the performance of the securities issued in the Securitization Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

(5) statistical information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years;

(6) the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, sale of the Mortgage Loans or workouts; and

(7) the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of the same type as the Mortgage Loans.

The Servicer shall indemnify the Purchaser, each affiliate of the Purchaser and each underwriter as placement agent participating in the Reconstitution and each Person who controls the Purchaser or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Servicer regarding the Servicer, the Servicer’s servicing practices or the performance of the Mortgage Loans set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

0.	Section 10.01(ii) of the Existing Purchase Agreement is hereby amended by deleting the existing section in its entirety and replacing it with the following language:

(ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days (or, in the case of (i) the annual statement of compliance required under Section 6.04, (ii) the annual independent public accountants’ servicing report or attestation required under Section 6.05, (iii) the annual assessment of servicing compliance required under Section 6.08, or (iv) the certification required under Exhibit J, five (5) days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

2.	The Existing Purchase Agreement is hereby amended by adding Exhibit A attached hereto as Exhibit J to the Existing Purchase Agreement:

3.	Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)	On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i)	this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii)	such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b)
On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Section 3.01 of the Purchase Agreement, as amended by this Amendment No. 2, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

0.	Except as expressly amended and modified by this Amendment, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

0.
This Amendment No. 2 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

0.	This Amendment No. 2 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

0.	This Amendment No. 2 shall inure to the benefit of and be binding upon the Purchaser and the Seller under the Existing Purchase Agreement, and their respective successors and permitted assigns.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB
Purchaser

By:____________________________
Name:__________________________
Title:___________________________

INDYMAC BANK, F.S.B.,
Seller

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT A

EXHIBIT J

ANNUAL CERTIFICATION

Re:
[_______________] (the “Trust”), Mortgage Securitization Certificates, Series [_____], issued pursuant to the [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement], dated as of [_____], 200[__] (the [the Trust Agreement] [the Pooling and Servicing Agreement][the Servicing Agreement], among [_____], as depositor (the “Depositor”), [_____], as trustee (the “Trustee”), [_____], as master servicer (the “Master Servicer”) [_____], as a servicer (the “Servicer”), and [_____], as responsible party

I, [identify the certifying individual], certify to the Depositor, the Master Servicer and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

0. The servicing information required to be provided to the Trustee and the Master Servicer by [_______] as a Servicer under [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement] has been so provided;

0. I am responsible for reviewing the activities performed by [_______] as a Servicer under [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement] and based upon my knowledge and the annual compliance review required under [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement], and except as disclosed in the annual compliance statement required to be delivered to the Trustee and the Master Servicer in accordance with the terms of [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement] (which has been so delivered to the Trustee and the Master Servicer), [_________] as a Servicer has fulfilled its obligations under [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement]; and

0.  [If the Securitization Transfer occurs in 2005] All significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement], have been disclosed to such accountant and the Master Servicer and are included in such report; and

0. [If the Securitization Transfer occurs in 2006 or thereafter.] The report on assessment of compliance with Servicing Criteria and its related accountant’s attestation report required to be delivered by us under the [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement] have been delivered to the Trustee and the Master Servicer and complied with the requirements thereunder and any material instance of non-compliance with the Servicing Criteria has been disclosed on such reports.

Capitalized terms used but not defined herein shall have the meanings assigned in [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement].

Date: _________________________

_______________________________
[Signature]
[Title]

EXHIBIT C

Assignment and Assumption Agreement

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EXHIBIT D

Schedule of Serviced Mortgage Loans

[To be retained in a separate file at the Washington, DC offices of McKee Nelson LLP]

D-1

EXHIBIT E

ANNUAL CERTIFICATION

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CO  80124

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Re:	Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-2

Reference is made to the Reconstituted Servicing Agreement dated as of February 1, 2007 (the “Agreement”), by and between Lehman Brothers Holdings Inc., as seller, and IndyMac Bank, F.S.B., as servicer (the “Servicer”), and acknowledged by Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and U.S. Bank National Association, as trustee. I, [identify the certifying individual], a [title] of the Servicer hereby certify to the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the information required to be delivered to the Master Servicer pursuant to the Agreement (the “Servicing Information”).

2.
Based on my knowledge, the Servicing Information does not contain any material untrue information or omit to state information necessary to make the Servicing Information, in light of the circumstances under which such information was provided, not misleading as of the date of this certification;

3.	Based on my knowledge, the Servicing Information has been provided to the Master Servicer when and as required under the Agreement; and

4.
I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants’ report required under the Agreement or in disclosure a copy of which is attached hereto, the Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under this Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:	By: _________________________ Name: _______________________ Title: ________________________

            < /div>

E-1

EXHIBIT F

TRANSACTION PARTIES

Depositor: Structured Asset Securities Corporation

Trustee:  U.S. Bank National Association

Securities Administrator: N/A

Master Servicer:  Aurora Loan Services LLC

Credit Risk Manager: N/A

PMI Insurer(s): N/A

Interest Rate Swap Counterparty: N/A

Interest Rate Cap Counterparty: N/A

Servicer(s): Aurora Loan Services LLC, IndyMac Bank, F.S.B. and GreenPoint Mortgage Funding, Inc.

Primary Originator(s): IndyMac Bank, F.S.B. and Lehman Brothers Bank, FSB.

Custodian(s): Deutsche Bank National Trust Company, Wells Fargo Bank, N.A., LaSalle Bank National Association and U.S. Bank National Association

Sponsor and Seller: Lehman Brothers Holdings, Inc.

F-1

EXHIBIT G

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON
ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT H
[Date]

FORM OF ANNUAL CERTIFICATION

Re:
The Reconstituted Servicing Agreement dated as of February 1, 2007 (the “Agreement”), by and between Lehman Brothers Holdings Inc. and IndyMac Bank, F.S.B. (the “Servicer”), and acknowledged by Aurora Loan Services LLC (the “Master Servicer”) and U.S. Bank National Association, as Trustee (the “Trustee”).

I, [identify the certifying individual], the [title] of the Servicer, certify to the Trustee, the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Trustee;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

H-1

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: ___________________________
Name:
Title:

H-2